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                                                                    EXHIBIT 16.1

December 20, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 14, 1999, of Primus Knowledge Solutions, Inc., and are in agreement with the statements contained on page 2 therein.


                                    /s/ Ernst & Young LLP